EXHIBIT 99.1

For Immediate Release

Behringer Harvard Opportunity

REIT Appoints Additional Directors

New Directors Bring a Wealth of Experience in Commercial Real Estate

DALLAS, February 23, 2006 – Behringer Harvard Opportunity REIT I, Inc. has appointed Steven J. Kaplan and Robert S. Aisner to the company’s board of directors.

“I’m pleased to welcome both of these seasoned executives to the board. Each offers broad-based commercial real estate expertise that will be a valuable asset to us,” said Robert M. Behringer, chairman and CEO of Behringer Harvard. “This welcome opportunity to renew our relationship with Steve also enables our president to join the board while maintaining a majority of independent directors.”

Steven J. Kaplan will serve as an independent director on the audit and nominating committees and as chairperson of the compensation committee. With nearly three decades of experience in the commercial real estate industry, Kaplan is an expert in real estate acquisitions, property valuation, capital markets, the national and international hospitality industry, national and international real estate brokerage, and property management. He served as an independent director of Behringer Harvard REIT I, Inc. from May 2003 to April 2004.

Early in his career, Kaplan was a principal of Edgewood Investment Corporation, a regional real estate firm that acquired, operated and ultimately sold a number of apartment communities, shopping centers, office buildings and hotels. Thereafter, Kaplan became president and chief executive officer of Landauer Associates Inc., a national valuation and consulting firm. When Landauer was sold in 1999 to Grubb & Ellis, an international brokerage and property management firm, he was appointed to serve as chief operating officer. Since leaving Grubb & Ellis in 2000, Kaplan has served as an adviser to a number of leading real estate service providers and has been active in many commercial real estate investments. He holds a bachelor of science degree from the University of Illinois and a Juris Doctor degree from Northwestern University.

Robert S. Aisner serves as president and chief operating officer (COO) of Behringer Harvard Opportunity REIT I, Inc. In addition, he is President and COO and a principal of Behringer Harvard Holdings, a director and president and COO of Behringer Harvard REIT I, Inc., and president and COO of other Behringer Harvard companies. Since joining Behringer Harvard in February 2003, Aisner has been instrumental in creating an operational environment that has fostered the rapid growth of Behringer Harvard.

During a career of more than 30 years in commercial real estate, Aisner also has held senior management positions at AMLI Residential Properties Trust and HRW Resources, Inc. He holds a bachelor of arts degree from Colby College and a master of business administration degree from the University of New Hampshire.

About Behringer Harvard

Behringer Harvard is an investment company that offers a diverse selection of real estate funds reflecting core, value-added and opportunistic investment strategies. Its publicly registered non-traded REITs and limited partnerships provide strategic opportunities for sellers of institutional-quality real estate as well as individual investors seeking to diversify their portfolios. The company’s finite-life programs, offered through the independent broker dealer community, generally feature a total return focus and the financial transparency of public securities. For more information, call toll-free 866.655.3600 or visit behringerharvard.com.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Opportunity REIT I, Inc. and Behringer Harvard REIT I, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the offering documents for the offering of equity of Behringer Harvard Opportunity REIT I, Inc. and Behringer Harvard REIT I, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Contacts

Katie Myers Richards/Gravelle katie_myers@richards.com 214.891.5842	Jason Mattox Executive Vice President Behringer Harvard jmattox@behringerharvard.com 866.655.3600	Barbara Marler Marketing Communications Manager Behringer Harvard bmarler@behringerharvard.com 469.341.2312